Exhibit 99.1

ANYWHERE REAL ESTATE INC. REPORTS
FULL YEAR 2023 FINANCIAL RESULTS

MADISON, N.J. (February 15, 2024) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the fourth quarter and full year ended December 31, 2023.
“Anywhere demonstrated our leadership strength in 2023, driving meaningful results in a tough real estate market,” said Ryan Schneider, Anywhere president and CEO. “In a potentially improving housing market, we are excited to build on our competitive advantages, accelerate our strategic agenda, and deliver even greater value to Anywhere affiliated agents, franchisees, and shareholders in the year ahead.”

“In 2023, Anywhere achieved differentiated results, generating significant Operating EBITDA and free cash flow, reducing debt and over-delivering on our savings target, mitigating litigation risk, and prudently managing our cash,” said Charlotte Simonelli, Anywhere executive vice president, chief financial officer, and treasurer. "We continue to execute on our controllables as we drive efficiencies and prioritize investing for growth to set Anywhere up for an even stronger future.”

Full Year 2023 Highlights
•Generated Revenue of $5.6 billion, a decrease of 18% year-over-year, largely impacted by homesale transaction volume declines versus prior year of 19%.
•Reported Net loss of $97 million.
•Operating EBITDA of $200 million, meaningfully impacted by approximately $50 million of litigation reserves (See Table 5b).
•Reduced debt by $308 million through successful debt exchanges, open market bond repurchases and repayment of a portion of our revolver balance.
•Realized cost savings of approximately $220 million.
•Free Cash Flow of $67 million (See Table 7).
•Entered into a nationwide settlement agreement in the seller antitrust class action litigation.
•Anywhere was recognized as one of America’s Most Innovative Companies 2023 by Fortune and named on the Forbes list of World’s Best Employers for the third year in a row. In addition to continuing our consistent track record for 12 years as a World's Most Ethical Company and six years as a Great Place to Work.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023

Q4 and Full Year 2023 Financial Highlights
The following tables set forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended December 31,
	2023	2022	Change	% Change
Revenue	$1,250	$1,323	$(73)	(6)%
Operating EBITDA [1]	19	12	7	58
Net loss attributable to Anywhere	(107)	(453)	346	76
Adjusted net loss [2]	(60)	(93)	33	35
Loss per share	(0.97)	(4.14)	3.17	77
Free Cash Flow [3]	(13)	(53)	40	75
Net cash provided by (used in) operating activities	$62	$(21)	$83	395%

Select Key Drivers
Anywhere Brands - Franchise Group 4 5
Closed homesale sides	165,815	186,219		(11)%
Average homesale price	$460,438	$439,671		5%
Anywhere Advisors - Owned Brokerage Group [5]
Closed homesale sides	57,546	64,178		(10)%
Average homesale price	$692,791	$660,702		5%
Anywhere Integrated Services - Title Group
Purchase title and closing units	22,629	25,660		(12)%
Refinance title and closing units	2,040	2,351		(13)%

	Year Ended December 31,
	2023	2022	Change	% Change
Revenue	$5,636	$6,908	$(1,272)	(18)%
Operating EBITDA [1]	200	449	(249)	(55)
Net loss attributable to Anywhere	(97)	(287)	190	66
Adjusted net (loss) income [2]	(123)	32	(155)	(484)
Loss per share	(0.88)	(2.52)	1.64	65
Free Cash Flow [3]	67	(159)	226	142
Net cash provided by (used in) operating activities	$187	$(92)	$279	303%

Select Key Drivers
Anywhere Brands - Franchise Group 4 5
Closed homesale sides	720,853	911,077		(21)%
Average homesale price	$462,277	$454,864		2%
Anywhere Advisors - Owned Brokerage Group [5]
Closed homesale sides	258,643	317,600		(19)%
Average homesale price	$696,992	$699,016		—%
Anywhere Integrated Services - Title Group
Purchase title and closing units	102,967	133,055		(23)%
Refinance title and closing units	8,850	18,470		(52)%
_______________
Footnotes:
1 See Tables 5a and 5b for a reconciliation of Net loss attributable to Anywhere to Operating EBITDA. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023

and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
2 See Table 1a for a reconciliation of Net loss attributable to Anywhere to Adjusted net (loss) income. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments.
3 See Table 7 for a reconciliation of Net loss attributable to Anywhere to Free Cash Flow. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Owned Brokerage Group.
5 As of December 31, 2023, the Company's combined homesale transaction volume (transaction sides multiplied by average sale price) decreased 6% compared with the fourth quarter of 2022 and decreased 19% compared with the year ended December 31, 2022.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023

2024 Financial Estimates
Looking ahead to 2024, The Company expects more normal seasonal volumes throughout the year. With the first quarter still at historically low unit volume, we expect the first quarter EBITDA to be negative.
The Company expects to realize further cost savings of approximately $100 million in 2024.
These estimates are subject to, among other things, macroeconomic and housing market uncertainties, including those related to rising inflation, declining affordability and constrained inventory as well as competitive, litigation and regulatory uncertainties.
Balance Sheet
Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.5 billion at December 31, 2023. The Company ended the quarter with cash and cash equivalents of $106 million. The Company's Senior Secured Leverage Ratio was 1.35x at December 31, 2023 (see Table 8a). The Company's Net Debt Leverage Ratio was 7.8x at December 31, 2023 (see Table 8b).
As of February 14, 2024 the Company had $383 million of outstanding borrowings under its Revolving Credit Facility.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, February 15, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its full year 2023 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.anywhere.re or by dialing (888) 330-3077 (toll free); international participants should dial (646) 960-0674. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter minority owned joint ventures. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 188,300 independent sales agents in the U.S. and approximately 134,200 independent sales agents in 118 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for twelve consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work six years in a row, honored on the Forbes list of World’s Best Employers three years in a row, named one of America’s Most Innovative Companies 2023 by Fortune, and featured on the inaugural TIME World’s Best Companies list.
Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could", and include statements that refer to expectations or other characterizations of future events, circumstances or results. Examples of forward-looking statements include the information appearing under 2024 Financial Estimates.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023

and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to, factors that impact homesale transaction volume, such as: continued or accelerated declines or the absence of significant increases in the number of home sales, stagnant or declining home prices, continued or accelerated increases in mortgage rates or a prolonged high interest rate environment, continued or accelerated declines in housing affordability, consumer demand or inventory, or excessive inventory; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to, contraction or stagnation in the U.S. economy, geopolitical and economic instability, including as related to the conflicts in Ukraine and the Middle East, continued or accelerated increases in inflation and fiscal and monetary policies of the federal government; failure to obtain final court approval of the settlement related to our seller antitrust class action litigation and other adverse developments or outcomes in current or future litigation, in particular the incurrence of liabilities that are in excess of amounts accrued or payments that may be made in connection with pending antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); industry structure changes that disrupt the functioning of the residential real estate market, including the manner in which any broker commissions are paid; the impact of evolving competitive and consumer dynamics, including that the Company's share of the commission income generated by homesale transactions may continue to shift to affiliated independent sales agents or otherwise erode due to market factors, our ability to compete against traditional and non-traditional competitors and meaningful decreases in the average broker commission rate; our ability to execute our business strategy and achieve growth, including with respect to the recruitment and retention of productive independent sales agents, attraction and retention of franchisees, development or procurement of products, services and technology that support our strategic initiatives and simplification and modernization of our business and achievement or maintenance of a beneficial cost structure; our ability to safely adopt and integrate Artificial Intelligence (AI) and other machine learning technology into our products and services; risks related to our substantial indebtedness and our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; our ability to realize the expected benefits from our existing or future joint ventures or strategic partnerships; risks related to our business structure, including our geographic and high-end market concentration, the operating results of our affiliated franchisees, and risks related to a loss of our largest real estate benefit program; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or data security laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Summary of Risk Factors," "Risk Factors" and "Legal Proceedings" in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
Alicia.Swift@anywhere.re	Trey.Sarten@anywhere.re

Tim Swanson	Gabriella Chiera
(973) 407-2612	(973) 407-5236
Tim.Swanson@anywhere.re	Gabriella.Chiera@anywhere.re

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    7
Table 1

ANYWHERE REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Gross commission income	$1,011	$1,065	$4,570	$5,538
Service revenue	124	141	569	793
Franchise fees	81	79	351	417
Other	34	38	146	160
Net revenues	1,250	1,323	5,636	6,908
Expenses
Commission and other agent-related costs	812	855	3,664	4,415
Operating	278	295	1,147	1,377
Marketing	54	57	215	252
General and administrative	91	91	422	388
Former parent legacy cost, net	1	—	18	1
Restructuring costs, net	9	9	49	32
Impairments	54	480	65	483
Depreciation and amortization	47	55	196	214
Interest expense, net	37	37	151	113
Loss (gain) on the early extinguishment of debt	—	4	(169)	96
Other income, net	(1)	—	—	(140)
Total expenses	1,382	1,883	5,758	7,231
Loss before income taxes, equity in (earnings) losses and noncontrolling interests	(132)	(560)	(122)	(323)
Income tax benefit	(22)	(120)	(15)	(68)
Equity in (earnings) losses of unconsolidated entities	(2)	12	(9)	28
Net loss	(108)	(452)	(98)	(283)
Less: Net loss (income) attributable to noncontrolling interests	1	(1)	1	(4)
Net loss attributable to Anywhere	$(107)	$(453)	$(97)	$(287)

Loss per share attributable to Anywhere shareholders:
Basic loss per share	$(0.97)	$(4.14)	$(0.88)	$(2.52)
Diluted loss per share	$(0.97)	$(4.14)	$(0.88)	$(2.52)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	110.5	109.5	110.3	113.8
Diluted	110.5	109.5	110.3	113.8

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    8
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS)
(In millions, except per share data)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Adjusted net (loss) income as defined in Table 9 for the three-month periods and years ended December 31, 2023 and 2022:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to Anywhere	$(107)	$(453)	$(97)	$(287)
Addback:
Mark-to-market interest rate swap gains	—	—	—	(40)
Former parent legacy cost, net (a)	1	—	18	1
Restructuring costs, net	9	9	49	32
Impairments (b)	54	480	65	483
Loss (gain) on the early extinguishment of debt (c)	—	4	(169)	96
Loss (gain) on the sale of businesses, investments or other assets, net	—	—	2	(135)
Adjustments for tax effect (d)	(17)	(133)	9	(118)
Adjusted net (loss) income attributable to Anywhere	$(60)	$(93)	$(123)	$32
_______________
(a)Former parent legacy cost for the year ended December 31, 2023 relates to developments in a legacy tax matter in the first quarter of 2023.
(b)Reflects non-cash impairment charges related to goodwill, trademarks and other assets. Non-cash impairments for the three months and year ended December 31, 2023 primarily include $25 million at Franchise Group to reduce goodwill related to Cartus and $25 million related to franchise trademarks. Non-cash impairments for the three months and year ended December 31, 2022 primarily include $280 million and $114 million related to goodwill at Owned Brokerage Group and Franchise Group, respectively and $76 million related to franchise trademarks.
(c)Gain on the early extinguishment of debt for the year ended December 31, 2023 relates to the debt exchange transactions and open market repurchases.
(d)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    9
Table 2
ANYWHERE REAL ESTATE INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$106	$214
Restricted cash	13	4
Trade receivables (net of allowance for doubtful accounts of $18 and $12)	105	201
Relocation receivables	138	210
Other current assets	218	205
Total current assets	580	834
Property and equipment, net	280	317
Operating lease assets, net	380	422
Goodwill	2,499	2,523
Trademarks	586	611
Franchise agreements, net	887	954
Other intangibles, net	127	150
Other non-current assets	500	572
Total assets	$5,839	$6,383
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$99	$184
Securitization obligations	115	163
Current portion of long-term debt	307	366
Current portion of operating lease liabilities	113	122
Accrued expenses and other current liabilities	573	470
Total current liabilities	1,207	1,305
Long-term debt	2,235	2,483
Long-term operating lease liabilities	333	371
Deferred income taxes	207	239
Other non-current liabilities	176	218
Total liabilities	4,158	4,616
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 110,488,093 shares issued and outstanding at December 31, 2023 and 109,480,357 shares issued and outstanding at December 31, 2022	1	1
Additional paid-in capital	4,813	4,805
Accumulated deficit	(3,091)	(2,994)
Accumulated other comprehensive loss	(44)	(48)
Total stockholders' equity	1,679	1,764
Noncontrolling interests	2	3
Total equity	1,681	1,767
Total liabilities and equity	$5,839	$6,383

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    10
Table 3
ANYWHERE REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2023	2022
Operating Activities
Net loss	$(98)	$(283)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	196	214
Deferred income taxes	(33)	(96)
Impairments	65	483
Amortization of deferred financing costs and debt premium	8	9
(Gain) loss on the early extinguishment of debt	(169)	96
Loss (gain) on the sale of businesses, investments or other assets, net	2	(135)
Equity in (earnings) losses of unconsolidated entities	(9)	28
Stock-based compensation	12	22
Mark-to-market adjustments on derivatives	—	(40)
Other adjustments to net loss	(6)	(7)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	97	(55)
Relocation receivables	72	(96)
Other assets	105	(13)
Accounts payable, accrued expenses and other liabilities	(47)	(195)
Dividends received from unconsolidated entities	8	3
Other, net	(16)	(27)
Net cash provided by (used in) operating activities	187	(92)
Investing Activities
Property and equipment additions	(72)	(109)
Payments for acquisitions, net of cash acquired	(1)	(17)
Net proceeds from the sale of businesses	8	63
Investment in unconsolidated entities	(1)	(22)
Proceeds from the sale of investments in unconsolidated entities	6	13
Other, net	1	17
Net cash used in investing activities	(59)	(55)
Financing Activities
Net change in Revolving Credit Facility	(65)	350
Proceeds from issuance of Senior Secured Second Lien Notes	640	—
Proceeds from issuance of Senior Notes	—	1,000
Redemption of Senior Secured Second Lien Notes	—	(550)
Redemption and repurchases of Senior Notes	(688)	(956)
Amortization payments on term loan facilities	(16)	(10)
Net change in securitization obligations	(48)	44
Debt issuance costs	(13)	(22)
Cash paid for fees associated with early extinguishment of debt	(2)	(83)
Repurchase of common stock	—	(97)
Taxes paid related to net share settlement for stock-based compensation	(4)	(16)
Other, net	(31)	(36)
Net cash used in financing activities	(227)	(376)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	(2)
Net decrease in cash, cash equivalents and restricted cash	(99)	(525)
Cash, cash equivalents and restricted cash, beginning of period	218	743
Cash, cash equivalents and restricted cash, end of period	$119	$218

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $12 and $7 respectively)	$168	$164
Income tax payments, net	14	62

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    11
Table 4a

ANYWHERE REAL ESTATE INC.
2023 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Anywhere Brands - Franchise Group (a)
Closed homesale sides	150,491	203,928	200,619	165,815	720,853
Average homesale price	$437,964	$473,312	$470,818	$460,438	$462,277
Average homesale broker commission rate	2.46%	2.46%	2.45%	2.45%	2.45%
Net royalty per side	$392	$451	$442	$429	$431
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	53,797	75,506	71,794	57,546	258,643
Average homesale price	$663,223	$709,764	$712,232	$692,791	$696,992
Average homesale broker commission rate	2.41%	2.43%	2.41%	2.42%	2.42%
Gross commission income per side	$16,776	$18,059	$18,013	$17,558	$17,668
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,749	30,136	28,453	22,629	102,967
Refinance title and closing units	2,198	2,308	2,304	2,040	8,850
Average fee per closing unit	$3,129	$3,202	$3,187	$3,216	$3,185
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    12
Table 4b

ANYWHERE REAL ESTATE INC.
2022 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Anywhere Brands - Franchise Group (a)
Closed homesale sides	217,764	263,600	243,494	186,219	911,077
Average homesale price	$449,250	$475,361	$449,313	$439,671	$454,864
Average homesale broker commission rate	2.43%	2.43%	2.43%	2.44%	2.43%
Net royalty per side	$413	$450	$422	$406	$425
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	71,371	96,029	86,022	64,178	317,600
Average homesale price	$706,282	$735,013	$681,387	$660,702	$699,016
Average homesale broker commission rate	2.39%	2.41%	2.40%	2.40%	2.40%
Gross commission income per side	$17,475	$18,297	$17,070	$16,592	$17,435
Anywhere Integrated Services - Title Group
Purchase title and closing units	30,867	41,483	35,045	25,660	133,055
Refinance title and closing units	8,068	4,712	3,339	2,351	18,470
Average fee per closing unit	$3,033	$3,264	$3,127	$3,137	$3,146
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    13
Table 5a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022
(In millions)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Operating EBITDA as defined in Table 9 for the three-month periods ended December 31, 2023 and 2022:

	Three Months Ended December 31,
	2023	2022
Net loss attributable to Anywhere	$(107)	$(453)
Income tax benefit	(22)	(120)
Loss before income taxes	(129)	(573)
Add: Depreciation and amortization	47	55
Interest expense, net	37	37
Restructuring costs, net (a)	9	9
Impairments (b)	54	480
Former parent legacy cost, net (c)	1	—
Loss on the early extinguishment of debt (c)	—	4
Operating EBITDA	$19	$12
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2023	2022			2023	2022			2023	2022
Franchise Group	$221	$233	$(12)	(5)%	$111	$126	$(15)	(12)%	50%	54%	(4)
Owned Brokerage Group	1,024	1,081	(57)	(5)	(51)	(56)	5	9	(5)	(5)	—
Title Group	75	83	(8)	(10)	(12)	(18)	6	33	(16)	(22)	6
Corporate and Other	(70)	(74)	4	(d)	(29)	(40)	11	28
Total Company	$1,250	$1,323	$(73)	(6)%	$19	$12	$7	58%	2%	1%	1
_______________
(a)Restructuring charges incurred for the three months ended December 31, 2023 include $3 million at Franchise Group, $2 million at Owned Brokerage Group, $2 million at Title Group and $2 million at Corporate and Other. Restructuring incurred for the three months ended December 31, 2022 include a net benefit of $3 million at Franchise Group, as well as restructuring charges of $8 million at Owned Brokerage Group and $4 million at Corporate and Other.
(b)Non-cash impairments for the three months ended December 31, 2023 include $25 million at Franchise Group to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $4 million of other impairment charges related to leases and other assets. Non-cash impairments for the three months ended December 31, 2022 include $280 million and $114 million related to goodwill at Owned Brokerage Group and Franchise Group, respectively, $76 million related to franchise trademarks and $10 million related to leases and other assets including an investment.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $70 million and $74 million during the three months ended December 31, 2023 and 2022, respectively, and are eliminated through the Corporate and Other line.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    14
Table 5b
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(In millions)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Operating EBITDA as defined in Table 9 for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Net loss attributable to Anywhere	$(97)	$(287)
Income tax benefit	(15)	(68)
Loss before income taxes	(112)	(355)
Add: Depreciation and amortization	196	214
Interest expense, net	151	113
Restructuring costs, net (a)	49	32
Impairments (b)	65	483
Former parent legacy cost, net (c)	18	1
(Gain) loss on the early extinguishment of debt (c)	(169)	96
Loss (gain) on the sale of businesses, investments or other assets, net (d)	2	(135)
Operating EBITDA	$200	$449
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2023	2022			2023	2022			2023	2022
Franchise Group	$983	$1,145	$(162)	(14)%	$527	$670	$(143)	(21)%	54%	59%	(5)
Owned Brokerage Group	4,628	5,606	(978)	(17)	(144)	(86)	(58)	(67)	(3)	(2)	(1)
Title Group (f)	340	530	(190)	(36)	(17)	9	(26)	(289)	(5)	2	(7)
Corporate and Other	(315)	(373)	58	(e)	(166)	(144)	(22)	(15)
Total Company	$5,636	$6,908	$(1,272)	(18)%	$200	$449	$(249)	(55)%	4%	6%	(2)
_______________
(a)Restructuring charges incurred for the year ended December 31, 2023 include $11 million at Franchise Group, $25 million at Owned Brokerage Group, $4 million at Title Group and $9 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2022 include $1 million at Franchise Group, $19 million at Owned Brokerage Group and $12 million at Corporate and Other.
(b)Non-cash impairments for the year ended December 31, 2023 include $25 million at Franchise Group to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $15 million related to leases and other assets. Non-cash impairments for the year ended December 31, 2022 include $280 million and $114 million related to goodwill at Owned Brokerage Group and Franchise Group, respectively, $76 million related to franchise trademarks and $13 million related to leases and other assets including an investment.
(c)Former parent legacy items and (Gain) loss on the early extinguishment of debt are recorded in Corporate and Other. Former parent legacy cost in 2023 relates to developments in a legacy tax matter in the first quarter of 2023. Gain on the early extinguishment of debt in 2023 relates to the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023. Loss on the early extinguishment of debt in 2022 primarily relates to the refinancing transactions that occurred during the first quarter of 2022.
(d)Loss (gain) on the sale of businesses, investments or other assets, net in 2022 is recorded in Title Group and is related to the sale of the Title Underwriter and subsequent sales of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture.
(e)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $315 million and $373 million during the years ended December 31, 2023 and 2022, respectively, and are eliminated through the Corporate and Other line.
(f)Title Group includes our title, escrow and settlement services (title agency) businesses, our minority-owned mortgage origination joint venture and our minority-owned Title Insurance Underwriter Joint Venture.
The sale of the Title Underwriter late in the first quarter of 2022 resulted in declines of $80 million in underwriter revenue and $6 million in Operating EBITDA during the year ended December 31, 2023 compared to the same period in 2022, with $4 million of equity in earnings attributable to the Title Insurance Underwriter Joint Venture partially offsetting the decline in earnings.
The Operating EBITDA contribution from the mortgage origination joint venture improved $22 million from losses of $22 million for the year ended December 31, 2022 to none for the year ended December 31, 2023.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    15
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2023 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Net revenues (a)
Franchise Group	$207	$284	$271	$221	$983
Owned Brokerage Group	915	1,380	1,309	1,024	4,628
Title Group	72	100	93	75	340
Corporate and Other	(63)	(93)	(89)	(70)	(315)
Total Company	$1,131	$1,671	$1,584	$1,250	$5,636

Operating EBITDA
Franchise Group	$97	$164	$155	$111	$527
Owned Brokerage Group	(75)	(10)	(8)	(51)	(144)
Title Group	(17)	10	2	(12)	(17)
Corporate and Other	(57)	(38)	(42)	(29)	(166)
Total Company	$(52)	$126	$107	$19	$200

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(52)	$126	$107	$19	$200

Less: Depreciation and amortization	50	49	50	47	196
Interest expense, net	38	39	37	37	151
Income tax (benefit) expense	(46)	8	45	(22)	(15)
Restructuring costs, net (b)	25	6	9	9	49
Impairments (c)	4	4	3	54	65
Former parent legacy cost, net (d)	16	1	—	1	18
Gain on the early extinguishment of debt (d)	—	—	(169)	—	(169)
(Gain) loss on the sale of businesses, investments or other assets, net	(1)	—	3	—	2
Net (loss) income attributable to Anywhere	$(138)	$19	$129	$(107)	$(97)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $63 million, $93 million, $89 million and $70 million for the three months ended March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023, respectively. Such amounts are eliminated through the Corporate and Other line.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Franchise Group	$6	$—	$2	$3	$11
Owned Brokerage Group	14	4	5	2	25
Title Group	—	1	1	2	4
Corporate and Other	5	1	1	2	9
Total Company	$25	$6	$9	$9	$49
(c)Impairments for the three months ended March 31, 2023, June 30 2023 and September 30, 2023 primarily relate to non-cash lease asset impairments. Non-cash impairments for the three months ended December 31, 2023 include $25 million at Franchise Group to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $4 million related to leases and other assets.
(d)Former parent legacy cost and Gain on the early extinguishment of debt are recorded in Corporate and Other. Former parent legacy cost relates to developments in a legacy tax matter in the first quarter of 2023. Gain on the early extinguishment of debt relates to the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    16
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2022 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Net revenues (a)
Franchise Group	$267	$339	$306	$233	$1,145
Owned Brokerage Group	1,264	1,775	1,486	1,081	5,606
Title Group	190	144	113	83	530
Corporate and Other	(86)	(116)	(97)	(74)	(373)
Total Company	$1,635	$2,142	$1,808	$1,323	$6,908

Operating EBITDA
Franchise Group	$138	$204	$202	$126	$670
Owned Brokerage Group	(40)	11	(1)	(56)	(86)
Title Group	(3)	21	9	(18)	9
Corporate and Other	(26)	(34)	(44)	(40)	(144)
Total Company	$69	$202	$166	$12	$449

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$69	$202	$166	$12	$449

Less: Depreciation and amortization	51	55	53	55	214
Interest expense, net	18	28	30	37	113
Income tax expense (benefit)	12	32	8	(120)	(68)
Restructuring costs, net (b)	4	3	16	9	32
Impairments (c)	—	—	3	480	483
Former parent legacy cost, net (d)	—	—	1	—	1
Loss on the early extinguishment of debt (d)	92	—	—	4	96
Gain on the sale of businesses, investments or other assets, net (e)	(131)	(4)	—	—	(135)
Net income (loss) attributable to Anywhere	$23	$88	$55	$(453)	$(287)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $86 million, $116 million, $97 million and $74 million for the three months ended March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, respectively. Such amounts are eliminated through the Corporate and Other line.
(b)Includes restructuring charges (reversals) broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Franchise Group	$1	$1	$2	$(3)	$1
Owned Brokerage Group	2	1	8	8	19
Corporate and Other	1	1	6	4	12
Total Company	$4	$3	$16	$9	$32
(c)Non-cash impairments for the three months ended September 30, 2022 primarily relate to lease asset and software impairments. Non-cash impairments for the three months ended December 31, 2022 include an impairment of goodwill at the Owned Brokerage Group reporting unit of $280 million, an impairment of goodwill at the Franchise Group segment of $114 million related to the Cartus/Leads Group reporting unit, an impairment of franchise trademarks of $76 million and $10 million of other impairment charges related to lease asset, investment and software impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)Gain on the sale of businesses, investments or other assets, net is recorded in Title Group related to the sale of the Title Underwriter during the first quarter of 2022 and the sale of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture during the second quarter of 2022.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    17
Table 6c

ANYWHERE REAL ESTATE INC.
2023 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Revenues
Gross commission income	$903	$1,363	$1,293	$1,011	$4,570
Service revenue	127	163	155	124	569
Franchise fees	69	102	99	81	351
Other	32	43	37	34	146
Net revenues	1,131	1,671	1,584	1,250	5,636
Expenses
Commission and other agent-related costs	723	1,092	1,037	812	3,664
Operating	286	299	284	278	1,147
Marketing	49	56	56	54	215
General and administrative	123	104	104	91	422
Former parent legacy cost, net	16	1	—	1	18
Restructuring costs, net	25	6	9	9	49
Impairments	4	4	3	54	65
Depreciation and amortization	50	49	50	47	196
Interest expense, net	38	39	37	37	151
Gain on the early extinguishment of debt	—	—	(169)	—	(169)
Other (income) expense, net	(1)	(1)	3	(1)	—
Total expenses	1,313	1,649	1,414	1,382	5,758
(Loss) income before income taxes, equity in losses (earnings) and noncontrolling interests	(182)	22	170	(132)	(122)
Income tax (benefit) expense	(46)	8	45	(22)	(15)
Equity in losses (earnings) of unconsolidated entities	2	(5)	(4)	(2)	(9)
Net (loss) income	(138)	19	129	(108)	(98)
Less: Net loss attributable to noncontrolling interests	—	—	—	1	1
Net (loss) income attributable to Anywhere	$(138)	$19	$129	$(107)	$(97)

(Loss) earnings per share attributable to Anywhere shareholders:
Basic (loss) earnings per share	$(1.26)	$0.17	$1.17	$(0.97)	$(0.88)
Diluted (loss) earnings per share	$(1.26)	$0.17	$1.15	$(0.97)	$(0.88)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	109.8	110.4	110.5	110.5	110.3
Diluted	109.8	111.3	112.1	110.5	110.3

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    18
Table 6d

ANYWHERE REAL ESTATE INC.
2022 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Revenues
Gross commission income	$1,247	$1,757	$1,469	$1,065	$5,538
Service revenue	246	217	189	141	793
Franchise fees	99	125	114	79	417
Other	43	43	36	38	160
Net revenues	1,635	2,142	1,808	1,323	6,908
Expenses
Commission and other agent-related costs	988	1,402	1,170	855	4,415
Operating	406	356	320	295	1,377
Marketing	64	72	59	57	252
General and administrative	98	107	92	91	388
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	4	3	16	9	32
Impairments	—	—	3	480	483
Depreciation and amortization	51	55	53	55	214
Interest expense, net	18	28	30	37	113
Loss on the early extinguishment of debt	92	—	—	4	96
Other income, net	(131)	(7)	(2)	—	(140)
Total expenses	1,590	2,016	1,742	1,883	7,231
Income (loss) before income taxes, equity in losses and noncontrolling interests	45	126	66	(560)	(323)
Income tax expense (benefit)	12	32	8	(120)	(68)
Equity in losses of unconsolidated entities	10	4	2	12	28
Net income (loss)	23	90	56	(452)	(283)
Less: Net income attributable to noncontrolling interests	—	(2)	(1)	(1)	(4)
Net income (loss) attributable to Anywhere	$23	$88	$55	$(453)	$(287)

Earnings (loss) per share attributable to Anywhere shareholders:
Basic earnings (loss) per share	$0.20	$0.76	$0.49	$(4.14)	$(2.52)
Diluted earnings (loss) per share	$0.19	$0.75	$0.48	$(4.14)	$(2.52)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	117.1	116.5	112.2	109.5	113.8
Diluted	120.4	117.8	113.5	109.5	113.8

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    19
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(In millions)
A reconciliation of Net loss attributable to Anywhere to Free Cash Flow as defined in Table 9 is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to Anywhere	$(107)	$(453)	$(97)	$(287)
Income tax benefit	(22)	(120)	(15)	(68)
Income tax payments	(10)	(1)	(14)	(62)
Interest expense, net	37	37	151	113
Cash interest payments	(33)	(41)	(168)	(164)
Depreciation and amortization	47	55	196	214
Capital expenditures	(20)	(26)	(72)	(109)
Restructuring costs/reversals and former parent legacy items, net of payments	(2)	(9)	23	2
Impairments	54	480	65	483
Loss (gain) on the early extinguishment of debt	—	4	(169)	96
Loss (gain) on the sale of businesses, investments or other assets, net	—	—	2	(135)
Working capital adjustments	32	12	141	(190)
Relocation receivables (assets), net of securitization obligations	11	9	24	(52)
Free Cash Flow	$(13)	$(53)	$67	$(159)
A reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$62	$(21)	$187	$(92)
Property and equipment additions	(20)	(26)	(72)	(109)
Net change in securitization obligations	(55)	(7)	(48)	44
Effect of exchange rates on cash, cash equivalents and restricted cash	—	1	—	(2)
Free Cash Flow	$(13)	$(53)	$67	$(159)

Net cash used in investing activities	$(20)	$(30)	$(59)	$(55)
Net cash used in financing activities	$(81)	$(9)	$(227)	$(376)

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    20
Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2023
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing twelve-month period ended December 31, 2023, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.00% Senior Secured Second Lien Notes*, our unsecured indebtedness, including the Unsecured Notes* and Exchangeable Senior Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes the bank adjustments set forth below. The Company was in compliance with the senior secured leverage ratio covenant at December 31, 2023 with a ratio of 1.35x to 1.00.
A reconciliation of Net loss attributable to Anywhere Group to EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the twelve-month period ended December 31, 2023 is set forth in the following table:

	For the Year Ended
	December 31, 2023
Net loss attributable to Anywhere Group (a)	$(97)
Bank covenant adjustments:
Income tax benefit	(15)
Depreciation and amortization	196
Interest expense, net	151
Restructuring costs, net	49
Impairments	65
Former parent legacy cost, net	18
Gain on the early extinguishment of debt	(169)
Pro forma effect of business optimization initiatives (b)	32
Non-cash stock compensation expense, other non-cash charges and extraordinary, nonrecurring or unusual charges (c)	74
Pro forma effect of acquisitions and new franchisees (d)	2
Incremental securitization interest costs (e)	11
EBITDA as defined by the Senior Secured Credit Agreement*	$317
Total senior secured net debt (f)	$429
Senior secured leverage ratio*	1.35	x
_______________
(a)Net loss attributable to Anywhere Group consists of: (i) loss of $138 million for the first quarter of 2023, (ii) income of $19 million for the second quarter of 2023, (iii) income of $129 million for the third quarter of 2023 and (iv) loss of $107 million for the fourth quarter of 2023.
(b)Represents the twelve-month pro forma effect of business optimization initiatives.
(c)Represents non-cash long term incentive compensation charges, other non-cash charges and extraordinary, nonrecurring or unusual litigation charges.
(d)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system, as if these changes had occurred at the beginning of the trailing twelve-month period. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of the beginning of the trailing twelve-month period.
(e)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2023.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    21
(f)Represents total borrowings secured by a first priority lien on our assets of $491 million under the Revolving Credit Facility and Term Loan A Facility plus $21 million of finance lease obligations less $83 million of readily available cash as of December 31, 2023. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.00% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Senior Secured Second Lien Notes include our 7.00% Senior Secured Second Lien Notes due in 2030. Our Unsecured Notes include our 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    22
Table 8b

NET DEBT LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2023
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the year ended December 31, 2023 (referred to as net debt leverage ratio) is set forth in the following table:

	As of December 31, 2023
Revolving Credit Facility	$285
Extended Term Loan A	206
7.00% Senior Secured Second Lien Notes	640
5.75% Senior Notes	576
5.25% Senior Notes	457
0.25% Exchangeable Senior Notes	403
Finance lease obligations	21
Corporate Debt (excluding securitizations)	2,588
Less: Cash and cash equivalents	106
Net Corporate Debt (excluding securitizations)	$2,482

EBITDA as defined by the Senior Secured Credit Agreement (a)	$317

Net Debt Leverage Ratio	7.8	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2023                    23
Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value was subject to movements in LIBOR and the forward yield curve and therefore were subject to significant fluctuations (remaining interest rate swaps expired in November 2022); (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (f) the (gain) loss on the sale of businesses, investments or other assets and (g) the tax effect of the foregoing adjustments. We present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.